John P Semmens CPA             24501 Del Prado Suite A
A Professional                 Dana Point, California 92629
Corporation                    Telephone (949) 496-8800
                               Fax (949) 443-0642
                               Email: semmens@ix.netcom.com



                         CONSENT OF INDEPENDENT AUDITORS



August 9, 2001


EarthNetMedia, Inc.
222 Amalfi Drive
Santa Monica, California 90402


Board of Directors:



We consent to the use of our report dated August 6,2001, on our audit of the balance sheet and statements of operations, stockholders' equity and cash flows of EarthNetMedia, Inc. for the two year ended December 31, 2000, which is included in the registration statement under the Securities Act of 1933 Form SB-2 in connection with the offering of common stock of EarthNetMedia, Inc. We also consent to the reference to our Firm under the caption " Experts ".



/s/ JOHN P SEMMENS CPA
--------------------------
John P. Semmens CPA
A Professional Corporation

Dana Point, California